EXHIBIT 15
August 2, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated August 2, 2019 on our review of interim financial statements of Arconic Inc., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-32516, 333-106411, 333-128445, 333-146330, 333-153369, 333-155668, 333-159123, 333-168428, 333-170801, 333-182899, 333-189882, 333-203275, 333-209772, 333-212246, 333-229727, 333-229914, and 333-232219) of Arconic Inc.
Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania